UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 15, 2014

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2014, Akebia Therapeutics, Inc. (the “Company”) executed a First Amendment to Lease (the “First Amendment”) with Jamestown Premier 245 First, LLC (the “Landlord”) amending the lease dated December 3, 2013, by and between the Company and the Landlord (the “Lease”) for the Company’s headquarters located on the eleventh floor of 245 First Street, Cambridge, Massachusetts (the “Existing Premises”).

Pursuant to the First Amendment, the Company has agreed to rent an additional 8,530 square feet of office space (the “Expansion Premises”), contiguous with the Existing Premises which is comprised of 6,837 square feet. The term of the Lease has not changed and expires on December 31, 2016. The estimated occupancy date of the Expansion Premises is February 1, 2015. The First Amendment provides for additional monthly lease payments of approximately $45,000, with annual rent escalations thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
John P. Butler President and Chief Executive Officer

Date: December 18, 2014